Exhibit 10(t)

                          STEAM HEAT SERVICE AGREEMENT

This Agreement is entered into as of the 16th day of December, 1993, by and between MIDWEST GRAIN PRODUCTS, INC. ("MWG"), a Kansas corporation, and CILCORP DEVELOPMENT SERVICES INC. ("CILCORP"), an Illinois corporation.

                                   WITNESSETH

     WHEREAS, MWG operates a grain processing plant located on South Front Street in Pekin, Illinois, and

     WHEREAS, in the operation of its processing plant, MWG utilizes large quantities of steam heat, which MWG has heretofore produced using its own boilers in a continuous operation.

     WHEREAS, MWG is expanding its processing plant, and in connection therewith, will require increased amounts of steam heat, and MWG wishes to place its existing steam boilers on emergency standby, and purchase its requirements for steam heat from an outside source; and

     WHEREAS, CILCORP is willing to construct, operate and maintain a Boiler Plant on property owned by MWG, with the Boiler Plant to be used to provide MWG's requirements for steam heat, provided that CILCORP's affiliate, CENTRAL ILLINOIS LIGHT COMPANY ("CILCO") is authorized by MWG to install and operate on the Leased Site electric generators which will be driven by the steam produced by the Boiler Plant; and

     WHEREAS, the parties wish to enter into this Agreement to set forth the terms and conditions under which CILCORP will sell and MWG will purchase MWG's requirements for steam heat during the term of this Agreement.

     NOW, THEREFORE, in consideration of the mutual agreements and undertakings hereinafter set forth, the parties hereto agree as follows:

                             ARTICLE I: DEFINITIONS

     "Agreement"  means  this  Steam  Heat  Service  Agreement  between  MWG and
CILCORP.

     "Boiler Plant" means the boilers and the structure housing them which are to be installed and constructed on the Leased Site.

     "Change in Law" means any amendments to or passage or repeal of statutes, ordinances, rules, or regulations, and any orders enforcing or applying the same, which relate to or affect the operation of the Boiler Plant.

     "CILCO" means Central Illinois Light Company or its successors and assigns.

     "CILCORP"  means  CILCORP   Development   Services  Inc.,  a  wholly  owned
subsidiary of CILCORP Inc., or its successors and assigns.

     "Condensate" means steam condensate satisfying the specifications in Exhibit D attached hereto.

     "Condensate Transfer Point" means the interconnection of MWG's condensate return piping with CILCORP's condensate return system.

     "Extraordinary Improvement" means a capital expenditure for any improvement to the Boiler Plant installed on the Leased Site to supply steam heat to MWG, if the total cost of the improvement exceeds $25.000, and the improvement is required by a Change in Law.

     "Heat Transfer Point" means the interconnection of CILCORP's steam piping with MWG's steam

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system.

     "Leased Site" means the property leased by MWG to CILCORP pursuant to the Lease Agreement.

     "Lease Agreement" means the lease between MWG and CILCORP dated December 16, 1993, a copy of which is attached hereto as Exhibit A.

     "MWG" means Midwest Grain Products, Inc. or its successors and assigns.

     "MWG Plant" is the processing plant owned by MWG located on South Front Street in Pekin, Illinois.

     "Steam Commencement Date" means December 31, 1994 or the date on which CILCORP notifies MWG that CILCORP is prepared to commence deliveries of steam on a full-time basis to meet MWG's requirements for steam heat, whichever comes later.


                  ARTICLE II: FACILITY DESIGN AND CONSTRUCTION

1. CILCORP's Obligations

     (a) CILCORP shall finance, build, own, operate and maintain a Boiler Plant on the Leased Site. CILCORP shall be responsible for purchasing and installing all equipment and fixtures at the site, as well as all labor costs and overhead associated with constructing, operating, and maintaining the Boiler Plant.

     (b) The Boiler Plant shall have two 185,000 pounds per hour gas-fired steam boilers and one 175,000 pounds per hour gas-fired steam boiler to provide steam heat to MWG. CILCORP, at its option, may install additional boilers on the Leased Site. Unless the parties otherwise agree in writing, such additional boilers shall not be deemed to be constructed to provide steam heat to MWG and may be used exclusively to produce steam for sale to or use by others. The parties agree that CILCO is authorized, pursuant to provisions of the Cogeneration Agreement among CILCORP, CILCO, and MWG dated December 16, 1993 and attached hereto as Exhibit B, to install, own, operate and maintain electric generating units on the Leased Site, which generating units will be driven by the steam produced by the boilers installed on the Leased Site, including those constructed to provide steam heat to MWG, provided such use does not unreasonably interfere with the delivery of steam to meet MWG's requirements for steam heat.

     (c) CILCORP, at its own cost and expense, shall secure all permits necessary to construct the Boiler Plant, except to the extent such permits are obtainable only by MWG or MWG already has obtained construction or operating permits which CILCORP might use, in which event the permits shall be supplied by MWG without charge to CILCORP.

     (d) CILCORP shall use reasonable efforts to have the Boiler Plant operational by December 31, 1994.

2. MWG's Obligations

     (a) MWG shall execute the Lease Agreement attached hereto as Exhibit A, leasing to CILCORP the land necessary for the Boiler Plant and providing reasonable access to the Leased Site to permit CILCORP and CILCO to fulfill their obligations under this Agreement and the Cogeneration Agreement, including but not limited to, making necessary interconnections and operating their respective equipment.

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     (b) MWG shall  provide  CILCORP with such  assistance  as may be reasonably requested by CILCORP to obtain permits required for CILCORP's performance under this Agreement, and MWG agrees to transfer to CILCORP, without charge to CILCORP, any existing construction and/or operating permits for the project.

     (c) Prior to the Steam Commencement Date, MWG shall purchase steam from the Boiler Plant, up to MWG's steam requirements, as necessary to support any Boiler Plant start-up testing. At such times MWG shall coordinate MWG's existing boiler plant operations with CILCORP's Boiler Plant operations.

     (d) Subject to the provisions of Section 3 of Article III, MWG shall, beginning on the Steam Commencement Date and continuing during the remaining term of this Agreement, purchase from CILCORP MWG's requirements for steam heat at MWG's Plant.

3. Design and Construction Oversight

     (a) MWG, at its sole discretion, may name a representative to the technical management team overseeing design and construction of the Boiler Plant.

     (b) All design, equipment and material selections for the Boiler Plant may be reviewed by MWG but the final decisions shall be made solely by CILCORP.

                       ARTICLE III: TERMS AND CONDITIONS
                              OF STEAM HEAT SERVICE

1. Existing Boilers

     MWG's existing boilers shall be placed on emergency standby beginning on the Steam Commencement Date.

2. Term

     (a) Unless otherwise terminated in accordance with the provisions of this Agreement, this Agreement shall be in effect for an initial term beginning on the date first set forth above and ending fifteen years after the Steam Commencement Date, and this Agreement shall automatically renew and continue in effect from year to year after such initial term unless terminated as provided herein.

     (b) Either party hereto may terminate this Agreement as of the end of the initial term or any one-year term thereafter, by giving to the other party not less than two years' advance written notice of the date the Agreement is to terminate.

     (c) MWG may terminate this Agreement effective as of the fifth anniversary of the Steam Commencement Date, or as of any subsequent anniversary of the Steam Commencement Date prior to the end of the initial term of this Agreement, by giving not less than two years' advance written notice of the date the Agreement is to terminate provided if at the time such notice is given, gas prices have risen to a level, when taking into account capital costs, interest charges, and depreciation, as well as additional operating and maintenance and fuel costs, that it becomes more attractive to construct a new facility to generate steam from an alternative fuel and that the payback period for such an alternative investment is five years or less.

     (d) In the event that MWG terminates this Agreement pursuant to Article III, Section 2(c), CILCORP shall have the right, but not the obligation, to match the price, terms and conditions of any


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alternative  source of steam heat that would  otherwise be utilized by MWG after such termination, and so long as CILCORP does match the price, terms, and conditions of any alternative supply, MWG shall purchase its requirements for steam heat from CILCORP.

     (e) In the event that MWG terminates this Agreement pursuant to Article III, Section 2(c), MWG shall pay CILCORP, not less than six months prior to the effective date of termination, the applicable sums specified in Exhibit G attached to this Agreement.

3. Maximum Delivery

     (a) Except as provided in this section, CILCORP shall not be obligated to deliver to MWG more than 350,000 pounds of steam per hour. If Condensate return is less than sixty percent (60%), CILCORP's maximum delivery shall be limited by the availability of make up water.

     (b) If MWG requests that CILCORP provide steam in excess of 350,000 pounds per hour, on a continuous basis, CILCORP shall have 180 days to notify MWG whether it intends to meet this need.

          (i) If CILCORP so notifies MWG and the parties reach agreement on price, terms and conditions, CILCORP shall use reasonable efforts to construct additional facilities to meet MWG's need.

          (ii) If CILCORP elects not to meet MWG's additional needs or fails to notify MWG within 180 days of its intention to provide additional steam, or the parties are unable to reach agreement as to price, terms and conditions, MWG may provide for its steam needs above 350,000 pounds per hour from other sources.

4. Steam Quality

     The steam delivered to MWG shall meet the specifications set forth in Exhibit C.

5. Fuel Supply

     (a) Beginning on the Steam Commencement Date, MWG shall procure the gas required to fuel the Boiler Plant to the extent needed to produce the steam to meet MWG's requirements for steam heat.

     (b) It is the intent of the parties that MWG shall be responsible only for the amount of gas that would be required to produce steam to meet MWG's requirements if the Boiler Plant were used for no other purpose. In the event the Boiler Plant is used to produce steam which drives electric generators, or to produce steam which is delivered to persons other than MWG, the amount of gas needed to produce steam to meet MWG's requirements for steam heat shall be calculated in accordance with the formula in Exhibit H attached hereto.

6. Steam Condensate and Water Return

     (a) MWG shall return and deliver to CIILCORP at the Condensate Transfer Point, at MWG's sole cost, Condensate equivalent to approximately seventy percent (70%), but not less than sixty percent (60%), of the mass volume of the steam delivered to MWG. MWG at its expense shall properly dispose of all unreturned Condensate in compliance with all applicable laws and regulations. The returned Condensate shall be of a quality sufficient to allow CILCORP to operate two 185,000 pounds per hour boilers at 1250 psi and 950 degrees Fahrenheit in order to meet MWG's needs for steam heat.

     (b) If any portion of the Condensate becomes contaminated prior to return to CILCORP, MWG shall (i) notify CILCORP promptly of such contamination, and
(ii)  correct  the source or cause of

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such  contamination as  expeditiously  as reasonably  practicable and dispose of such contaminated Condensate at MWG's sole cost and expense. CILCORP shall notify MWG promptly of any contaminated Condensate delivered to CILCORP by MWG, and MWG shall correct the source or cause of such contamination as expeditiously as reasonably practicable and dispose of such contaminated Condensate at MWG's sole cost and expense.

     (c) MWG shall provide at its cost all boiler water treatment equipment purchased as of November 1, 1993. MWG shall reimburse CILCORP for the cost to install the equipment in the Boiler Plant.

     (d) MWG represents and warrants that the steam delivered to MWG under this Agreement will be used solely for process heating and other heating purposes, and MWG will not consume or otherwise use such steam. The loss of a portion of the volumes delivered to MWG will result solely from (a) the failure to reclaim the Condensate from the steam which produces process heating, or (b) Condensate contaminated by MWG during processing which is captured and disposed of by MWG.

7. Deliveries

     (a) CILCORP shall make steam deliveries to MWG at the valve and flange where the Boiler Plant steam delivery pipe connects to the point in the MWG Plant described in Exhibit E attached hereto (the "Heat Transfer Point').

     (b) Condensate delivery to CILCORP shall occur when such Condensate has passed into the lines owned or operated by CILCORP, which point of passage (the "Condensate Transfer Point") is described in Exhibit F attached hereto.

8. Measurement

     (a) CILCORP at its sole expense shall install or cause to be installed equipment suitable for accurately measuring the quality and quantities of steam delivered hereunder to the Heat Transfer Point and Condensate delivered to the Condensate Transfer Point. MWG shall provide access to such measurement systems to representatives of CILCORP at all reasonable times for the purposes of reading and inspecting said systems and for all other purposes required hereunder. Maintenance, testing, repair, replacement and adjustment of the instrumentation systems as needed shall be the responsibility of CILCORP. CILCORP shall test and calibrate the instrumentation systems by comparison with accurate standards from time to time, but not less frequently than at intervals of twelve (12) months, or whenever requested by MWG. The cost of all such tests shall be borne by CILCORP, provided, however, that if any meter test made at MWG's request shall disclose that the meters are recording accurately, MWG shall reimburse CILCORP for the cost of such test. Meters registering not more than two percent (2%) above or below 100% accuracy shall be deemed to be accurate.

     (b) If any test reveals that a meter is more than two percent (2%) above or below 100% accuracy, and therefore, the meter is not deemed to be accurate, then adjustment shall be made and the parties shall make payments or provide credits, as applicable, to correct any underpayment or overpayment that was made as a result of inaccurate measurements. The adjustment shall be applied to volumes delivered during:

          (i) The actual period during which inaccurate measurements were made, if the period can be determined, and if not:

          (ii) The period immediately preceding the test equal to one-half (1/2) the time from the date of the last previous test, provided that in the event that the previous test occurred more than six (6) months prior to the current test, such previous test shall be deemed to have occurred six (6) months prior to the current test for purposes of this Section 8 of Article III.


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9. Additional MWG Operating Responsibilities

     (a) MWG shall provide, at MWG's expense, all materials and equipment (including piping, valves and pumps), and all service, repairs, replacements, and adjustments of such materials and equipment, on the MWG side of the Heat Transfer Point necessary to receive and utilize steam heat at the MWG Plant, and shall maintain the MWG plant in good operating condition, provided, however, to the extent that the need for any such service, repair, replacement or adjustment is caused solely by the negligent act of an employee, agent or contractor of CILCORP or an Affiliate thereof, CILCORP shall reimburse MWG for the reasonable cost of such service, repair, replacement or adjustment.

     (b) MWG shall, without charge to CILCORP, provide CILCORP with such easements, licenses, access and other rights to MWG property as CILCORP may reasonably require in connection with the Boiler Plant and to provide the steam heat service provided for in this Agreement, and shall cooperate with CILCORP in obtaining, at CILCORP's expense, all other required easements, licenses and other rights; provided, however, MWG shall not be required to provide any easement, license or right which materially interferes with the operation of the MWG Plant.

10. Use of Waste Heat

     MWG at its own expense may capture and use waste heat from the stack gases of the Boiler Plant dedicated to serve MWG to the extent such waste heat is not used by CILCORP to preheat the boiler water, provided such capture does not unreasonably interfere with the operation of the Boiler Plant.

11. Permits and Governmental Notices

     (a) CILCORP, at its own cost and expense, shall secure all permits needed from time to time to deliver steam heat service to MWG hereunder, except to the extent the permits are obtainable only by MWG, in which event MWG shall obtain the permits at MWG's cost.

     (b) MWG shall secure at its own cost all permits needed from time to time to deliver Condensate from the MWG Plant to the Condensate Transfer Point, and to operate and maintain the MWG Plant. CILCORP shall provide such assistance as MWG may reasonably request in obtaining such permits.

     (c) If either party receives notice from any governmental authority regarding the operation of the Boiler Plant or the MWG Plant, that party shall as soon as practicable deliver a copy of the notice to the other party.

12. Shutdowns

     CILCORP may shut down the Boiler Plant whenever the generation or delivery of steam could, in the reasonable judgment of CILCORP, cause material injury to or loss of persons, property or equipment. CILCORP shall seek to inform MWG of non-planned and/or emergency shutdowns prior to the action, if practicable.

13. Operating Committee

     There shall be an operating committee consisting of one or more representatives of CILCORP and one representative of MWG to advise CILCORP on Boiler Plant operation and maintenance. This committee shall have an advisory function only, with CILCORP having sole responsibility for operation and maintenance of the Boiler Plant.



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14. First Priority

     If steam from the Boiler Plant is sold or delivered to persons other than MWG, MWG's needs shall always have first priority for steam produced by the boilers constructed to provide steam heat for MWG, up to the maximum of 350,000 pounds of steam per hour, or such greater amount as the parties may agree in writing.

                        ARTICLE IV: PRICING AND PAYMENT

1. MWG Obligation

     (a) Prior to the Steam Commencement Date, MWG will purchase steam heat service from the Boiler Plant up to MWG's steam heat requirements as necessary to support the Boiler Plant start-up testing program. During this period the purchase price shall be equal to CILCORP's costs for the fuel and other operation and maintenance expenses associated with producing the steam.

     (b) Beginning with the Steam Commencement Date, MWG shall pay CILCORP monthly all charges set forth in Sections 2 through 6 of this Article IV. It is the intent of this Agreement that the charges hereunder shall include all of CILCORP's fixed and variable costs of rendering steam heat service hereunder, including the amortization of the capital cost of the boilers constructed to provide steam heat to MWG and the structure to house them, plus a return on CILCORP's investment in the Boiler Plant.

2. Monthly Charge

     (a) After the Steam Commencement Date, MWG shall pay to CILCORP each month a base monthly operating charge of $65,000. This base monthly operating charge shall be recalculated on January 25 of each year beginning on January 25, 1994, to reflect the rate of increase or decrease in the Producer Price Index (PPI), according to the following formula:

          Revised charge = A * (B/C)

          where

             A = current base monthly operating charge

             B = current PPI on the date of calculation

             C = PPI twelve months ago

     This revised charge will be reflected in the next monthly billing and in each monthly bill thereafter until recalculated in the following year.

     In addition to the base monthly operating charge, MWG shall pay to CILCORP each month the following amounts:

          (i) a charge of $48,845 per month for steam delivered to MWG equal to or less than 105,120,000 pounds of steam per month.

          (ii)  $0.17 per  thousand  pounds  for all steam  delivered  to MWG in excess of 105,120,000 pounds per month up to and including 175,200,000 pounds of steam per month; and

          (iii) $0.125 per thousand pounds for all steam delivered to MWG in excess of 175,200,000 pounds per month and up to and including 199,027,000 pounds of steam per month; and



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          (iv)  $0.12 per  thousand  pounds  for all steam  delivered  to MWG in excess of 199,027,000 pounds per month up to and including 210,240,000 pounds of steam per month; and

          (v) $0.40 per thousand pounds for all steam deliveries in excess of 210,240,000 pounds of steam per month.

     (b) MWG shall pay the base monthly operating charge and the minimum payment in subsections (a) and (a)(i) of section 2 of Article IV, whether or not the Boiler Plant generates or delivers steam to MWG, whether or not the Boiler Plant is capable of generating or delivering steam, and whether or not the MWG plant operates during the month. MWG shall receive a credit against this minimum charge in any billing month when the Boiler Plant could not have supplied, if requested by MWG, up to 105,120,000 pounds of steam unless CILCORP's failure to perform is caused by negligent or intentional act of MWG or its employees, agents or contractors. The credit shall be equal to a pro rata portion of the minimum charge as set forth in subsections (a) and (a)(i) of this section equal to the percent of 105,120,000 pounds of steam that the Boiler Plant could not have supplied if requested.

     (c) In addition to all other charges specified in this Agreement, MWG shall pay CILCORP for water treatment a charge of $.0240 per thousand pounds of steam for all steam delivered to MWG. This charge shall increase or decrease in accordance with the PPI adjustments specified in Article IV, Section 2(a).

3. Add-On Charges

     MWG shall also pay, in addition to all other charges specified in this Agreement, the actual amount of any add-on taxes and charges associated with the provision of service hereunder and imposed by any applicable law, regulation or rule, including, but not limited to, any sales, occupation, use, transaction, production, gathering, severance, or any other tax, assessment or charge on or measured by the steam delivered to MWG hereunder or the receipts therefrom (not including income, excess profits, capital stock, franchise or general property taxes).

4. Other Charges

     (a) If CILCORP is required at any time to make any Extraordinary Improvement or is required by a Change in Law to incur additional operating and maintenance costs in excess of $1,000.00 per month for that part of the Boiler Plant constructed to provide MWG's requirements for steam heat, CILCORP, after consultation with MWG regarding alternative means of compliance, shall notify MWG in writing, stating the cost of such Extraordinary Improvement and such additional operating and maintenance costs, and the monthly charge shall be adjusted accordingly.

     (b) In the event of an Extraordinary Improvement, the monthly charge shall be adjusted as follows: The cost of the Extraordinary Improvement shall be amortized in equal monthly amounts from the date of the expenditure through the end of the fifteenth year after the Steam Commencement Date, with a return on the unamortized balance equal to the prime rate established by First National Bank of Chicago on the last business day of the calendar month immediately preceding the adjustment plus four percentage points; the total of the equal monthly amortization and the return on the unamortized balance shall be added to the monthly charge determined pursuant to other provisions of this Article IV.

     (c) In the event of an increase in excess of $1,000.00 per month in the operating and maintenance costs incurred to provide service hereunder as a result of a Change in Law, the amount of such increase shall be added to the monthly charge determined pursuant to other provisions of this Article IV.



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     (d)  Other   than  the  equal   monthly   amortization   of   Extraordinary
Improvements,  the  amounts  included  in the  monthly  charge  pursuant to this
Section 4 shall be subject to adjustment to reflect changes in the PPI in the same manner as the monthly base operating charge, as specified in Subsection (a) of Section 2 of this Article IV.

     (e) In the event MWG  terminates  this  contract  pursuant to Article  III,
Section 2 (c), the unamortized value of any Extraordinary Improvement, shall be added to the buyout cost contained in Exhibit G.

5. Changes Sought by MWG

     If MWG requests any changes in any of the terms or conditions of this Agreement or seeks any changes in specifications or requests any additions to the Boiler Plant after CILCORP has signed the contracts to procure the Boiler Plant, CILCORP shall notify MWG as soon as practicable of any increases in the monthly charge which such changes would necessitate. If MWG agrees in writing to pay the increases, CILCORP shall use reasonable efforts to make the changes requested by MWG.

6. Energy Charge

     In the event MWG fails to secure the gas required to produce steam to meet MWG's needs, MWG shall reimburse CILCORP monthly for actual burner tip prices CILCORP may incur for gas to produce MWG's requirements for steam. This reimbursement shall be in addition to all other charges under the Agreement.

7. Payment

     (a) Bills calculated in accordance with the provisions of this Agreement shall be rendered monthly by CILCORP.

     (b) MWG shall pay such bills promptly. Payment she be considered past due if not received by the due date, which will be not less than fourteen days after the postmark date of the bill. An amount equal to 1.5% per month shall be applied to any unpaid balance existing after the due date.

     (c) CILCORP shall have the right to correct any error in prior billings within one year thereafter. MWG shall promptly pay CILCORP any additional charges resulting from such a revision and CILCORP will credit MWG's next billing(s) for the amount of any reduced charge.

     (d) CILCORP, at its option, may terminate this Agreement when any payment which is due from MWG under this Agreement, and is not being disputed in good faith by MWG, is past due. The election to terminate shall be exercised by giving not less than 30 days' advance written notice to MWG specifying the overdue amount and date of termination, provided, however, if MWG pays the overdue amounts prior to such termination date, this Agreement shall not terminate pursuant to such notice. If this Agreement is terminated pursuant to this subsection, MWG shall remain liable for the base monthly operating charge and the minimum payment in subsections (a) and (a)(1) of section 2 of Article IV for the remaining term of this Agreement, as if no termination had occurred,

                            ARTICLE V: MISCELLANEOUS

1. Limitation on Liability

     CILCORP shall not be liable to MWG for any damages which MWG may sustain by reason of any failure or interruption of service or diminished quality of steam furnished under this Agreement, except when caused by gross negligence on CILCORP's part; provided, however, in no event shall

CILCORP be liable for anyloss by MWG of production, revenues or profits or any consequential damages whatsoever on account of any failure or interruption of service or diminished quality of steam furnished under this Agreement. Nor shall CILCORP be liable for damages that may be incurred by the presence of CILCORP's property on MWG's premises.

2. Force Majeure

     (a) Force Majeure shall mean an event or occurrence that is not reasonably foreseeable by a party, is beyond its reasonable control, and is not caused by its negligence or lack of due diligence, including, but not limited to, natural disasters, fire, lightning, wind, perils of the sea, flood, explosions, acts of God or the public enemy, failure of fuel supply to the facility, vandalism, blockages, insurrections, riots, war, sabotage, action of a court or public authority, or accidents to or failure of equipment or machinery. Notwithstanding anything else herein to the contrary, changes in market conditions or work stoppages caused by strikes or lockouts shall not constitute Force Majeure.

     (b) In the event that MWG is rendered unable, by reason of an event of Force Majeure, to perform, wholly or in part, any obligation or commitment set forth in this Agreement, then, provided MWG gives prompt written notice describing the particulars of such event, including, but not limited to, the nature of the occurrence and its expected duration, and continues to furnish timely, regular reports with respect thereto during the period of the Force Majeure, the obligation of MWG, except for obligations to pay money, shall be suspended to the extent and for the period of such Force Majeure condition; provided, however, that (1) the suspension of performance is of no greater scope and of no longer duration than is required by the Force Majeure and (2) MWG shall use its reasonable efforts to perform its obligations hereunder and remedy its inability to perform.

3. Assignment

     (a) Neither party hereto may assign this Agreement without the prior written consent of the other party, provided, however, CILCORP has the right without first having to obtain MWG's consent, to assign its interest under this Agreement to CILCO. If CILCORP assigns its interest in this Agreement to CILCO, CILCO may reassign this interest to CILCORP without MWG's consent. Any assignment authorized hereunder to be made without MWG's consent shall fully and completely discharge the assignor of any obligation hereunder for the term remaining after the assignment.

     (b) Nothing in this Agreement shall prevent MWG from mortgaging, pledging, encumbering or hypothecating this Agreement provided that any such mortgage, pledge, encumbrance or hypothecation is made subordinate to this Agreement, and does not operate to diminish the obligations of MWG hereunder.

4. Further Assurances

     Each party hereto shall execute, acknowledge, and deliver any further documents or instruments that are necessary or desirable to carry out the terms of this Agreement or that are reasonably requested by the other party, and shall take any other action reasonably necessary and proper to carry out the terms and provisions of this Agreement or consistent with the terms of this Agreement that may reasonably be requested by the other party, for the purpose of consummating the transactions described in this Agreement, including, without limitation, cooperating in obtaining any and all required approvals, consents, permits and authorizations.

5. Entire Agreement; Amendments

     This  Agreement  and the  documents  made a part hereof  contain the entire
Agreement and understanding between the parties with respect to the subject matter of this Agreement and supersede all prior oral or written negotiations, understandings and agreements with respect to the same subject matter. Neither party shall be bound by or shall be deemed to have made any representations, warranties or commitments except those contained in this Agreement and the documents made a part hereof. No provision of this Agreement may be changed, waived, modified, discharged or terminated except by a written instrument executed by the parties hereto.

6. Severability

     Should any provision of this Agreement for any reason be declared invalid or unenforceable, such decision shall not affect the validity of the remaining portions, which shall nevertheless remain in full force and effect as if this Agreement had been executed with the invalid portion thereof eliminated. If any provision is held invalid or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances. If any provision of this Agreement is unenforceable under the law prevailing at a given time but becomes enforceable under the law prevailing at a subsequent time, then such originally unenforceable provision shall be deemed to take effect at the time it becomes enforceable. As used herein, the term "unenforceable" is used in its broadest and most comprehensive sense and includes the concepts of void or voidable.

7. Waiver

     Either party's delay or failure to enforce or exercise any provision of this Agreement or rights existing hereunder shall not in any way be construed as or constitute a waiver of any such provision or right, or prevent that party thereafter from enforcing that provision or right and each and every other provision or right of this Agreement.

8. Survival of Obligations

     Termination of this Agreement for any reason shall not relieve CILCORP or MWG of any obligation accruing or arising prior to such termination.

9. Notices

     Except as provided herein to the contrary, any notice or other communication required or permitted hereunder shall be in writing, and shall be deemed to have been given when actually delivered, when received by telephone facsimile (provided such receipt is verified by telephone), or when deposited in the United States mails, postage prepaid, for mailing by certified or registered mail, return receipt requested, addressed as follows:

     If to MWG:
          Midwest Grain Products of Illinois
          1301 South Front Street
          P.O. Box 1069
          Pekin, Illinois 61554

     If to CILCORP:
          CILCORP Development Services Inc.
          300 Hamilton Blvd. Suite 300
          Peoria, Illinois 61602

Or to such other person or address as the party entitled to notice may specify from time to time in a notice given as provided herein.

10. Choice of Law

     This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

11. Venue

     Venue for any judicial action arising from this Agreement shall be in Tazewell County, Illinois.

12. No Partnership or Joint Venture

     MWG does not in any way or for any purpose become, by reason or this Agreement, an agent, partner or joint venturer of CILCORP and CILCORP shall not be deemed an agent, partner or joint venturer of MWG for any purpose.

13. Compliance with Laws

     Each party shall, at its own cost and expense (except as herein otherwise specifically provided), obey and comply with all laws, ordinances, rules, requirements, regulations and orders of the federal, state, and local governments, or any of them, and of any and all of their departments and bureaus, and of any other competent authority, as they may pertain to the Boiler Plant or the MWG Plant, to the protection and maintenance thereof, to the business operated therein, or the sanitary conditions thereof, or otherwise to the performance of either party under this Agreement.

         In WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first hereinabove written.


                                         MIDWEST GRAIN PRODUCTS, INC.

                                         By:      /s/ Ladd M. Seaberg
                                         Name:    Ladd M. Seaberg
                                         Title:   President and CEO
                                         Witness: /s/ Brian T. Cahill


                                         CILCORP DEVELOPMENT SERVICES INC.

                                         By:      /s/ Lawrence H. Haynes
`                                        Name:    Lawrence H. Haynes
                                         Title:   President
                                         Witness: /s/ illegible signature

EXHIBIT A - LEASE AGREEMENT

EXHIBIT B - COGENERATION AGREEMENT

EXHIBIT C - STEAM SPECIFICATIONS


     The steam delivered to MWG shall meet the following specifications at MWG's distribution manifold:

         Steam pressure:       170 psi
         Temperature:          450 degrees Fahrenheit

     CILCORP understands that steam delivered to MWG shall be used in food processing. As such, the potential exists for incidental contact where steam or steam condensate could mix with the food products in process by MWG. Therefore CILCORP shall only use those boiler chemicals approved by the U.S. Food and Drug Administration for incidental contact with food.

     Chemicals approved for water treatment under Section 21 CFR 173.310 include, but are not limited to:

         Sodium Hydroxide
         Sodium Hexametaphoshate
         Ascorbate

EXHIBIT D - CONDENSATE SPECIFICATIONS

 1. Ph                                  5.0-10
 2. Conductivity                        < 15 micro mhos
 3. Sodium                              < 0.2 ppm
 4. Total Hardness                      < 2.0 ppm
 5. Iron                                <.3 ppm
 6. Silica                              < 05 ppm
 7. Total Suspended Solids              < 1.5 ppm
 8. Total Organic Compounds             < 5.0 ppm
 9. Total Dissolved Solids              < 5.0 ppm
10. Turbidity                           < 6 NTU
11. Chloride                            < 0.1 ppm
12. Copper                              < 0.4 ppm

Values shown are maximum unless otherwise noted.

EXHIBIT E - HEAT TRANSFER POINT

     The interconnection of CILCORP's steam delivery piping with MWG's steam condensation system (the "Heat Transfer Point") shall be made within the MWG boiler house at a mutually agreed upon location on the discharge header common to the existing boilers.

EXHIBIT F - CONDENSATE TRANSFER POINT

     The interconnection of MWG's condensate return piping with CILCORP's condensate return system (the "Condensate Transfer Point") shall be made within the MWG boiler house at a mutually agreed upon location on the MWG process condensate return header.

     CILCORP's condensate return system shall include any collection tank, transfer pumps, controls, meters, and valves necessary to return acceptable Condensate to CILCORP's facility and to return unacceptable Condensate to MWG.

EXHIBIT G - CONTRACT BUYOUT

          Beginning of Year 6                               $1,640,000
          Beginning of Year 7                                1,476,000
          Beginning of Year 8                                1,312,000
          Beginning of Year 9                                1,148,000
          Beginning of Year 10                                 984,000
          Beginning of Year 11                                 820,000
          Beginning of Year 12                                 656,000
          Beginning of Year 13                                 492,000
          Beginning of Year 14                                 328,000
          Beginning of Year 15                                 164,000

EXHIBIT H - ALLOCATION MECHANISM

[Omitted]

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